CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 33 under the Securities Act of 1933 and Amendment No. 32 under the Investment Company Act of 1940 to the Registration Statement on Form N-6 (“September Registration Statement”) of our reports each dated March 23, 2007, relating to the financial statements of Phoenix Life Variable Universal Life Account and the consolidated financial statements of Phoenix Life Insurance Company, which reports appear in the April 25, 2007 Post-Effective Amendment No. 31 under the Securities Act of 1933 and Amendment No. 30 under the Investment Company Act of 1940 to the Registration Statement on Form N-6 (“April Registration Statement”), which is also incorporated by reference into the September Registration Statement. We also consent to the reference to us under the heading “Experts” in the April Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

September 24, 2007